                                                 Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2012

FULL YEAR
- Net revenues of US$ 772.1 million -
- OIBDA of US$ 125.4 million -
- Non-cash impairment charge of US$ 522.5 million -

FOURTH QUARTER
- Net revenues of US$ 253.3 million -
- OIBDA of US$ 60.7 million -

HAMILTON, BERMUDA, February 27, 2013 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2012.

Net revenues for the year ended December 31, 2012 were US$ 772.1 million compared to US$ 864.8 million in 2011. OIBDA1 for the year ended December 31, 2012 was US$ 125.4 million compared to US$ 167.0 million in 2011. For the year ended December 31, 2012, a non-cash impairment charge of US$ 522.5 million was incurred compared to US$ 68.7 million for the year ended December 31, 2011. Operating loss for the year ended December 31, 2012 was US$ 488.2 million compared to operating income of US$ 6.8 million in 2011. Net loss for the year ended December 31, 2012 was US$ 546.4 million compared to US$ 179.6 million in 2011. Fully diluted loss per share for the year ended December 31, 2012 was US$ 6.96 compared to US$ 2.71 for year ended December 31, 2011.

Net revenues for the fourth quarter of 2012 were US$ 253.3 million compared to US$ 276.9 million for the fourth quarter of 2011. OIBDA for the quarter was US$ 60.7 million compared to US$ 81.2 million in 2011. Operating loss for the quarter was US$ 483.1 million compared to US$ 12.1 million in 2011. Net loss for the quarter was US$ 503.1 million compared to US$ 77.2 million in 2011. Fully diluted loss per share for the quarter ended December 31, 2012 was US$ 5.59 compared to US$ 1.12 for the fourth quarter in 2011.

Adrian Sarbu, CME's President and CEO, commented: “As guided in November, our performance this year reflected the tough market conditions in 2012. Challenging times require bold actions: increasing advertising prices and carriage fees. With strong leadership positions in all our markets, no debt due until November 2015 and the support of our major shareholders, we are looking forward into 2013 with confidence that we can build upon our strengths and increase our revenues. We are planning to restructure our operating model, to reduce the cost base and improve our capital structure and liquidity.”

1 OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets as defined in "Segment Data" below.

Consolidated Results for the Year Ended December 31, 2012

Net revenues for the year ended December 31, 2012 were US$ 772.1 million compared to US$ 864.8 million for the year ended December 31, 2011. For the year ended December 31, 2012, a non-cash impairment charge of US$ 522.5 million was incurred compared to US$ 68.7 million for the year ended December 31, 2011. Operating loss for the year ended December 31, 2012 was US$ 488.2 million compared to operating income of US$ 6.8 million for the year ended December 31, 2011. Net loss for the year ended December 31, 2012 was US$ 546.4 million from US$ 179.6 million for the year ended December 31, 2011. Fully diluted loss per share for the year ended December 31, 2012 was US$ 6.96 from US$ 2.71 for the year ended December 31, 2011.

OIBDA for the year ended December 31, 2012 was US$ 125.4 million compared to US$ 167.0 million in 2011. OIBDA margin2 for the year ended December 31, 2012 was 16.2% compared to 19.3% for the year ended December 31, 2011.

Headline consolidated results for the year ended December 31, 2012 and 2011 were:

	RESULTS
(US$000's)	For the Year Ended December 31,
	2012	2011	% Actual	% Lfl[3]
Net revenues	$772,085	$864,782	(10.7)%	(1.6)%
OIBDA	125,422	167,002	(24.9)%	(16.2)%
Operating (loss) / income	(488,193)	6,792	Nm4	Nm4
Net loss	(546,393)	(179,604)	Nm4	Nm4
Fully diluted loss per share	$(6.96)	$(2.71)	Nm4	Nm4

Consolidated Results for the Three Months Ended December 31, 2012

Net revenues for the three months ended December 31, 2012 were US$ 253.3 million compared to US$ 276.9 million for the three months ended December 31, 2011. Operating loss for the quarter was US$ 483.1 million compared to US$ 12.1 million for the three months ended December 31, 2011. Net loss for the quarter was US$ 503.1 million compared to of US$ 77.2 million for the three months ended December 31, 2011. Fully diluted loss per share for the three months ended December 31, 2012 was US$ 5.59 compared to US$ 1.12 for the three months ended December 31, 2011.

OIBDA for the three months ended December 31, 2012 was US$ 60.7 million compared to US$ 81.2 million for the three months ended December 31, 2011. OIBDA margin for the three months ended December 31, 2012 was 24.0% compared to 29.3% for the three months ended December 31, 2011.

Headline consolidated results for the three months ended December 31, 2012 and 2011 were:

	RESULTS
(US$000's)	For the Three Months Ended December 31,
	2012	2011	% Actual	% Lfl
Net revenues	$253,338	$276,882	(8.5)%	(3.8)%
OIBDA	60,742	81,165	(25.2)%	(20.7)%
Operating loss	(483,139)	(12,106)	Nm4	Nm4
Net loss	(503,084)	(77,225)	Nm4	Nm4
Fully diluted loss per share	$(5.59)	$(1.12)	Nm4	Nm4

2OIBDA margin is defined as the ratio of OIBDA to Net revenues.
3 % Lfl represents period-on-period percentage change on a constant currency basis.
4Number is not meaningful.

Segment Results

We evaluate the performance of our operations based on Net revenues and OIBDA.
Our Net revenues and Consolidated OIBDA for the year ended December 31, 2012 and 2011 were:

	SEGMENT RESULTS
	For the Year Ended December 31,
(US$000's)	2012	2011	% Actual	% Lfl
Broadcast	$665,355	$774,978	(14.1)%	(5.5)%
Media Pro Entertainment	205,064	187,224	9.5%	21.5%
New Media	18,690	15,764	18.6%	30.3%
Intersegment revenues[5]	(117,024)	(113,184)	(3.4)%	(14.2)%
Net revenues	$772,085	$864,782	(10.7)%	(1.6)%

Broadcast	$147,729	$211,090	(30.0)%	(22.9)%
Media Pro Entertainment	15,912	3,996	Nm4	Nm4
New Media	(4,225)	(2,558)	(65.2)%	(82.6)%
Central	(27,531)	(41,851)	34.2%	31.6%
Elimination	(6,463)	(3,675)	(75.9)%	(100.2)%
Consolidated OIBDA	$125,422	$167,002	(24.9)%	(16.2)%

Our Net revenues and Consolidated OIBDA for the three months ended December 31, 2012 and 2011 were:

	SEGMENT RESULTS
	For the Three Months Ended December 31,
(US$000's)	2012	2011	% Actual	% Lfl
Broadcast	$221,048	$245,062	(9.8)%	(5.2)%
Media Pro Entertainment	63,445	60,649	4.6%	10.1%
New Media	6,019	5,285	13.9%	19.1%
Intersegment revenues	(37,174)	(34,114)	(9.0)%	(15.0)%
Net revenues	$253,338	$276,882	(8.5)%	(3.8)%

Broadcast	$66,330	$88,688	(25.2)%	(21.0)%
Media Pro Entertainment	5,409	2,293	Nm4	Nm4
New Media	(478)	565	Nm4	Nm4
Central	(8,303)	(9,882)	16.0%	14.0%
Elimination	(2,216)	(499)	Nm4	Nm4
Consolidated OIBDA	$60,742	$81,165	(25.2)%	(20.7)%

5 Reflects revenues earned by the Media Pro Entertainment segment through sales to the Broadcast segment. All other revenues are third party revenues.

Liquidity

We ended 2012 with US$ 140.4 million of cash and cash equivalents. We continue to take steps to conserve cash, including targeted reductions to our operating cost base through cost optimization programs. In addition, we are exploring further options to improve our liquidity, including new equity financings, asset sales and continuing the renegotiation of payment obligations with a number of major suppliers.  In this respect, we are in discussion with Time Warner regarding its possible participation in a public or private equity offering.

Teleconference and Video Webcast Details

CME will host a teleconference and video webcast to discuss its fourth quarter and full year results on Wednesday, February 27, 2013 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1834 ten minutes prior to the start time and reference passcode CETVQ412. The conference call will be video webcasted live via www.cme.net. It can be viewed on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cme.net.

CME will post the results for the full year and fourth quarter ended December 31, 2012 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cme.net by March 31, 2013.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the following: the effect of the economic downturn and Eurozone instability in our markets and the extent and timing of any recovery; our ability to access external sources of capital in light of our current severe liquidity constraints; decreases in TV advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations restrict our business; our success in implementing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the period ended December 31, 2012, which was filed with the Securities and Exchange Commission on February 27, 2013. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on February 27, 2013.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME's broadcast operations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma and Nova World), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov, Telka and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania and PRO TV Chisinau Moldova), the Slovak Republic (TV Markíza, Doma, Dajto and Fooor), and Slovenia (POP TV, Kanal A and the POP NON STOP subscription package). CME also operates Voyo, the pan-regional video-on-demand service. CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Romana Wyllie
Vice President of Corporate Communications
Central European Media Enterprises
+420 242 465 525
romana.wyllie@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2012	2011
Net revenues	$772,085	$864,782
Operating expenses:
Operating costs	175,172	182,046
Cost of programming	377,983	399,774
Depreciation of property, plant and equipment	41,732	52,954
Amortization of broadcast licenses and other intangibles	46,627	34,881
Cost of revenues	641,514	669,655
Selling, general and administrative expenses	96,274	119,587
Impairment charge	522,490	68,748
Operating (loss) / income	(488,193)	6,792
Interest expense, net	(127,189)	(158,704)
Foreign currency exchange gain / (loss), net	4,922	(31,124)
Change in fair value of derivatives	49,027	7,281
Other income	901	1
Loss before tax	(560,532)	(175,754)
Credit / (provision) for income taxes	14,139	(3,850)
Net loss	(546,393)	(179,604)
Net loss attributable to noncontrolling interests	10,713	4,993
Net loss attributable to CME Ltd.	$(535,680)	$(174,611)

PER SHARE DATA:
Net loss per share
Net loss per share - Basic and diluted	$(6.96)	$(2.71)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	76,919	64,385

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except per share data)

	For the Three Months Ended
	December 31,
	2012	2011
Net revenues	$253,338	$276,882
Operating expenses:
Operating costs	61,020	33,282
Cost of programming	106,153	132,058
Depreciation of property, plant and equipment	9,557	11,969
Amortization of broadcast licenses and other intangibles	11,231	11,488
Cost of revenues	187,961	188,797
Selling, general and administrative expenses	26,026	31,443
Impairment charge	522,490	68,748
Operating loss	(483,139)	(12,106)
Interest expense, net	(32,790)	(32,150)
Foreign currency exchange gain / (loss), net	5,085	(32,576)
Change in fair value of derivatives	143	2,681
Other income	742	770
Loss before tax	(509,959)	(73,381)
Credit / (provision) for income taxes	6,875	(3,844)
Net loss	(503,084)	(77,225)
Net loss attributable to noncontrolling interests	8,889	4,834
Net loss attributable to CME Ltd.	$(494,195)	$(72,391)

PER SHARE DATA:
Net loss per share
Net loss per share - Basic and diluted	$(5.59)	$(1.12)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	88,397	64,393

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$140,393	$186,386
Other current assets	378,158	351,903
Total current assets	518,551	538,289
Property, plant and equipment, net	206,706	217,367
Goodwill and other intangible assets, net	1,121,479	1,633,388
Other non-current assets	327,979	292,725
Total assets	$2,174,715	$2,681,769
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$255,681	$240,048
Current portion of long-term debt and other financing arrangements	21,918	1,058
Other current liabilities	13,765	14,469
Total current liabilities	291,364	255,575
Long-term portion of long-term debt and other financing arrangements	1,198,873	1,323,311
Other non-current liabilities	53,211	84,941
Total liabilities	$1,543,448	$1,663,827

EQUITY
Common Stock	$6,174	$5,151
Additional paid-in capital	1,556,250	1,404,648
Accumulated deficit	(982,513)	(425,702)
Accumulated other comprehensive income	46,150	17,595
Total CME Ltd. shareholders' equity	626,061	1,001,692
Noncontrolling interests	5,206	16,250
Total equity	$631,267	$1,017,942
Total liabilities and equity	$2,174,715	$2,681,769

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2012	2011
Net cash (used in) / generated from operating activities	$(30,027)	$29,638
Net cash used in investing activities	(32,426)	(42,698)
Net cash generated from / (used in) financing activities	11,896	(38,168)
Impact of exchange rate fluctuations on cash and cash equivalents	4,564	(6,436)
Net decrease in cash and cash equivalents	$(45,993)	$(57,664)

Net cash (used in) / generated from operating activities	$(30,027)	$29,638
Capital expenditure, net of proceeds from disposals	(32,426)	(33,101)
Free cash flow	$(62,453)	$(3,463)

Supplemental disclosure of cash flow information:
Cash paid for interest	$104,650	$111,802
Cash paid for income taxes (net of refunds)	$6,442	$6,315

Segment Data

We manage our business on a divisional basis, with three reportable segments: Broadcast, Media Pro Entertainment (our production and distribution business) and New Media.

We evaluate the performance of our segments based on Net revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing our Net revenues and OIBDA by segment for the three and twelve months ended December 31, 2012 and 2011, together with a reconciliation of OIBDA to our Condensed Consolidated Statement of Operations:

	For the Year		For the Three Months
	Ended December 31,		Ended December 31
(US $000's)	2012	2011	2012	2011
Net revenues
Broadcast:
Bulgaria	$83,027	$93,732	$27,293	$30,373
Croatia	54,618	61,502	18,422	19,053
Czech Republic	241,034	285,865	80,017	90,212
Romania	134,029	159,387	41,978	46,962
Slovak Republic	88,853	101,973	32,436	34,834
Slovenia	63,794	72,519	20,902	23,628
Total Broadcast	$665,355	$774,978	$221,048	$245,062
Media Pro Entertainment	205,064	187,224	63,445	60,649
New Media	18,690	15,764	6,019	5,285
Intersegment revenues	(117,024)	(113,184)	(37,174)	(34,114)
Total net revenues	$772,085	$864,782	$253,338	$276,882

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2012	2011	2012	2011
OIBDA
Broadcast:
Bulgaria	$13,857	$12,897	$10,464	$7,682
Croatia	5,892	4,659	1,723	3,798
Czech Republic	101,677	140,386	39,082	52,795
Romania	10,156	25,939	785	8,568
Slovak Republic	6,535	9,968	8,313	8,284
Slovenia	14,213	19,602	7,208	8,205
Divisional operating costs	(4,601)	(2,361)	(1,245)	(644)
Total Broadcast	$147,729	$211,090	$66,330	$88,688
Media Pro Entertainment	15,912	3,996	5,409	2,293
New Media	(4,225)	(2,558)	(478)	565
Central	(27,531)	(41,851)	(8,303)	(9,882)
Elimination	(6,463)	(3,675)	(2,216)	(499)
Total OIBDA	$125,422	$167,002	$60,742	$81,165

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2012	2011	2012	2011
Reconciliation to Condensed Consolidated Statement of Operations:

Total OIBDA	$125,422	$167,002	$60,742	$81,165
Depreciation of property, plant and equipment	(44,498)	(56,581)	(10,160)	(13,035)
Amortization of intangible assets	(46,627)	(34,881)	(11,231)	(11,488)
Impairment charge	(522,490)	(68,748)	(522,490)	(68,748)
Operating (loss) / income	$(488,193)	$6,792	$(483,139)	$(12,106)
Interest expense, net	(127,189)	(158,704)	(32,790)	(32,150)
Foreign currency exchange gain / (loss), net	4,922	(31,124)	5,085	(32,576)
Change in fair value of derivatives	49,027	7,281	143	2,681
Other income	901	1	742	770
Credit / (provision) for income taxes	14,139	(3,850)	6,875	(3,844)
Net loss	$(546,393)	$(179,604)	$(503,084)	$(77,225)